UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2007

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2007, RAM Energy’s $300.0 million senior secured credit facility was amended by transferring $40.0 million of the outstanding term facility to the revolving credit facility. The revolving facility borrowing base was increased to $100.0 million from $50.0 million. Interest rates were lowered from LIBOR plus 5.5% per annum on the term facility to LIBOR plus 5% per annum, and from LIBOR plus 2% per annum on the revolving facility to LIBOR plus a range of 1.25% to 2.0%, depending on usage. In addition, certain financial covenants were changed effective June 30, 2007.

Item 2.02. Results of Operations and Financial Condition.

On August 9, 2007, RAM Energy Resources, Inc. issued a press release announcing its results for its second quarter ended June 30, 2007. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item by reference.\

This information (including the Exhibits) is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

In connection with a review of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (“2006 Form 10-K”) of RAM Energy Resources, Inc. (the “Company”), the Staff of the Corporate Finance Division of the Securities and Exchange Commission (the “Staff”) issued a comment letter in which, among other things, the Staff commented on the presentation of certain items in the Company’s consolidated financial statements.

Specifically, the Staff’s comments required the Company to:

•

reconcile the Company’s total decrease in annual daily production from its Boonsville area to a 5% decrease in oil production, a 16% decrease in NGL production and a 12% decrease in natural gas production; and

•

revise the basic and diluted weighted average number of shares and the related earnings (loss) per share reflected in the Company’s consolidated balance sheet, consolidated statements of operations and the consolidated statement of stockholders’ deficit in connection with accounting for the Company’s acquisition of RAM Energy, Inc. as a reverse acquisition and reverse recapitalization of the Company.

As a result of its discussions with the Staff, the Company is amending its 2006 Form 10-K to:

•	Amend Part II, Item 6, to clarify the accounting treatment of the reverse merger recapitalization of RAM Energy, Inc.

•

Amend Part II, Management’s Discussion and Analysis of Financial Condition and Results of Operations, to expand the disclosure to explain the downturn in average daily production during 2006 compared to 2005.

•	Amend Part II, Item 8 – Financial Statements, to:

(a)	Revise the Company’s Statements of Stockholders’ Deficit and to make corresponding changes to the related reported earnings per share;

(b)

Revise Note A, Item 5 – Natural Gas Sales and Gas Imbalances, to explain why the Company’s asset value of its natural gas under-produced positions in 2006 and 2005 are classified as non-current assets; and

(c)	Revise Note O – Share Based Compensation, to reflect that at December 31, 2006, the Company did not have outstanding any options under its 2006 Long-Term Incentive Plan.

•	Amend Part IV, Item 15 – Financial Statements and Exhibits, to include the consent of UHY LLP to its report included in the Form 10-K/A.

In addition to the items raised in the SEC comment letter, the Company is also revising its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 for the same reasons.

As a result of the discussions and adjustments described above, on August 7, 2007, the Company’s management concluded, and informed the Audit Committee of the Company’s Board of Directors of its conclusions, that (1) the Company’s previously issued financial statements and any related reports of its independent registered public accounting firm for the fiscal year ended December 31, 2006 should no longer be relied upon because of the aforementioned presentation of basic and diluted weighted average numbers of shares and basic and diluted earnings (loss) per share in those financial statements, (2) the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to of basic and diluted weighted average numbers of shares and basic and diluted earnings (loss) per share, and (3) the Company’s financial statements for the fiscal year ended December 31, 2006 should be restated to reflect the presentation changes discussed above.

The Company’s management has discussed the matters described in this Current Report on Form 8-K with UHY LLP, the Company’s current independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1   First Amendment to Third Amended and Restated Loan Agreement between RAM Energy, Inc., the lenders described therein, Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, , Wells Fargo Foothill, Inc., as the Documentation Agent, and WEST LB AG, New York Branch, as the Syndication Agent., dated as of August 8, 2007.

99.1	Press Release dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM ENERGY RESOURCES, INC.
(Registrant)

August 9, 2007	By:	/s/ John M. Longmire
Name: John M. Longmire

Title:  Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

10.1

First Amendment to Third Amended and Restated Loan Agreement between RAM Energy, Inc., the lenders described therein, Guggenheim Corporate Funding, LLC, as the Arranger and Administrative Agent, , Wells Fargo Foothill, Inc., as the Documentation Agent, and WEST LB AG, New York Branch, as the Syndication Agent., dated as of August 8, 2007

Filed herewith electronically

99.1	Press Release dated August 9, 2007	Filed herewith electronically